                                                                    Exhibit 10.1

                               VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement"), dated as of September 7, 1996, by and among SUPERVALU INC., a Delaware corporation ("SVU"), Supermarket Operators of America, Inc., a Delaware corporation and a wholly owned subsidiary of SVU ("Supermarket"), Cabot Noble, Inc., a Delaware corporation ("Cabot Noble") and Robert M. Haft, for himself and as the holder of a voting proxy for Mary Z. Haft, in the capacity as a member of Hamilton Morgan, L.L.C., a Delaware limited liability company ("Haft").

                                R E C I T A L S

A. Cabot Noble, ShopKo Stores, Inc., a Minnesota corporation ("ShopKo"), and Phar-Mor, Inc., a Pennsylvania corporation ("Phar-Mor"), are concurrently herewith entering in a certain Agreement and Plan of Reorganization, a copy of which is attached hereto as Exhibit A, pursuant to which the existing shareholders of ShopKo and Phar-Mor shall exchange their shares of ShopKo common stock, par value $.01 per share ("ShopKo Shares"), and Phar-Mor common stock, par value $.0l per share ("Phar-Mor Shares"), respectively, for shares of the common stock of Cabot Noble (the "Reorganization Agreement").

B. The execution and delivery of this Agreement is a condition precedent to the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:

Section 1.VOTING.

     (a) ShopKo Shareholders Meeting. At the meeting of ShopKo's shareholders convened to consider and vote upon the adoption of the ShopKo Plan, SVU shall vote, or cause any of its affiliates (including, without limitation, Supermarket) which beneficially own ShopKo Shares to vote, in favor of approval and adoption of the ShopKo Plan, that aggregate number of ShopKo Shares then beneficially owned by SVU and/or any such affiliates equal to not less than 19.9% of all the outstanding ShopKo Shares.

     (b) Phar-Mor Shareholders Meeting. At the meeting of Phar-Mor's shareholders convened to consider and vote upon the adoption of the Phar-Mor Plan, Haft shall vote all of the Phar-Mor Shares then owned of record by Haft in favor of the approval and adoption of the Phar-Mor Plan, and, to the extent permitted by the terms of the governing instruments of Hamilton Morgan, L.L.C. ("Hamilton Morgan"), shall use his reasonable efforts to cause Hamilton Morgan to vote all of the Phar-Mor Shares then beneficially owned by Hamilton Morgan in favor of the approval and adoption of the Phar-Mor Plan.
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     (c)  Effect of Pending Litigation. Notwithstanding any other provision hereof, the obligations of SVU and Haft under Sections 1(a) and (b) hereof, respectively, are subject to the absence of any judgment, decree, injunction, ruling or order of any court, governmental department, authority, commission, agency or instrumentality which would prohibit, restrict or delay the consummation of the Reorganization or the Parent Buy-Back.

Section 2. NO SOLICITATION. Each of SVU and Haft shall not, Haft, to the extent permitted by the terms of the governing instruments of Hamilton Morgan, shall use his reasonable efforts to cause Hamilton Morgan not to, and SVU shall cause its subsidiaries and its officers, directors, agents, representatives and affiliates not to, directly or indirectly: initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Each of SVU and Haft shall notify the other, as well as Phar-Mor and ShopKo, orally and in writing of any inquiries, offers or proposals concerning any Takeover Proposal (including, without limitation, the terms and conditions of any such inquiry, offer or proposal and the identity of the person making it), within 24 hours of the receipt of knowledge thereof and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal in accordance with the penultimate sentence of this Section 2. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal. As used in this Section 2, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving ShopKo or Phar-Mor, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, ShopKo or Phar-Mor other than pursuant to the transactions contemplated by the Reorganization Agreement. Nothing in this Section 2 shall limit or be deemed to limit the ability of the directors of ShopKo or Phar-Mor, acting in their capacity as such, to take action consistent with their fiduciary obligations.

Section 3.  NO TRANSFER.

     (a) Neither SVU nor any of its affiliates (including, without limitation, Supermarket) shall sell, pledge, assign, otherwise transfer or dispose of, or authorize, propose or agree to the sale, pledge or other transfer or disposition of, any ShopKo Shares which it has agreed to vote hereunder.

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     (b)  Except as set forth on Schedule 3(b) hereto, Haft shall not and, to the extent permitted by the terms of the governing instruments of Hamilton Morgan, shall use his reasonable efforts to cause Hamilton Morgan not to, sell, pledge, assign or otherwise transfer or dispose of, or authorize, propose or agree to the sale, pledge, assignment or other transfer or disposition of, any of his or its Phar-Mor Shares. Notwithstanding the foregoing, Haft may, and may cause or seek to cause Hamilton Morgan to, sell, pledge, assign or otherwise transfer or dispose of, or authorize, propose or agree to the sale, pledge, assignment or other transfer or disposition of, any Phar-Mor Shares, provided that (i) at least five (5) business days' prior written notice thereof (stating the identity of the intended recipient and the number of Phar-Mor Shares subject thereto) is provided to SVU and (ii) any such intended recipient of Phar-Mor Shares agrees to be bound by the terms of this Agreement, including, without limitation, the obligation to vote such Phar-Mor Shares in favor of the approval and adoption of the Phar-Mor Plan.

Section 4. BEST EFFORTS; ADDITIONAL AGREEMENTS AND PROVISIONS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement and the Reorganization Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement or the Reorganization Agreement, each party to this Agreement shall take all such action. The parties hereto agree to use their respective reasonable efforts to challenge any action, including using all reasonable efforts to have any order or injunction vacated or reversed, brought against any of the parties hereto seeking a temporary restraining order or preliminary or permanent injunctive relief which would prohibit, or materially interfere with, the consummation of the transactions contemplated by this Agreement and the Reorganization Agreement. Notwithstanding the foregoing, no party shall be obligated to expend any material amounts to satisfy its undertaking under this Section 4. In addition, nothing in this Section 4 shall limit or be deemed to limit the ability of the directors of ShopKo or Phar-Mor, acting in their capacity as such, to take action consistent with their fiduciary obligations.

Section 5. TERMINATION OF SUPPLY AGREEMENT. SVU hereby agrees that, effective as of the Effective Date, it shall release ShopKo and its affiliates from any and all obligations under that certain Food Products Supply Agreement dated as of October 8, 1991, by delivery to ShopKo of a written termination notice executed by a duly authorized officer of SVU.

Section 6. REPRESENTATIONS AND WARRANTIES. SVU and Supermarket, jointly and severally, on the one hand, and Haft on the other hand, with respect to itself or themselves, represents and warrants to the other as follows:

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     (a)  Organization; Standing and Power. Each of SVU and Supermarket is a
          corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     (b) Authority. The party has the requisite power and authority to enter into this Agreement, and to perform such party's obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of SVU and Supermarket. No other proceedings on such party's part are necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application that may affect the enforcement of rights of creditors and other obligees generally and by general equitable principles.

     (c) Authority to Vote Shares. Supermarket owns of record and Supermarket and SVU own beneficially a total of 14,731,667 ShopKo Shares and have the authority to vote all such ShopKo Shares. Hamilton Morgan owns beneficially a total of 4,852,185 Phar-Mor Shares.

     (d) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby or by the Reorganization Agreement, nor compliance with any of the provisions hereof, will violate, conflict with, or
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     (e)  Litigation.  There is no claim, action, proceeding or investigation pending or, to the best knowledge of such party after diligent inquiry, threatened against or relating to such party before any court or governmental or regulatory authority or body and such party is not subject to any outstanding order, writ, injunction or decree which, if determined adversely, individually or in the aggregate, could reasonably be expected to materially negatively impact the ability of such party to perform such party's obligations hereunder.

Section 7. TERMINATION.

     (a) This Agreement may be terminated at any time prior to the Effective Date by any party: (i) upon termination of the Reorganization Agreement pursuant to Section 6.1 thereof; or (ii) if the Effective Date shall not have occurred on or before March 31, 1997.

     (b) In the event of termination of this Agreement pursuant to Section 7(a) hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto; provided, however, that nothing herein shall release any party hereto from any liability for any breach of this Agreement.

Section 8. MISCELLANEOUS.

     (a) No Survival of Representations and Warranties. None of the representations and warranties contained in Section 6 shall survive consummation of the Reorganization. This Section 8(a) shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Date.

     (b) Notices. All notices and other communications hereunder shall be in writing (including telex or similar writing) and shall be deemed given if delivered in person or by messenger, cable, telegram or telex or facsimile transmission or by a reputable overnight delivery service which provides for evidence of receipt to the parties at the following addresses or telecopier numbers (or at such other address, or telecopy number for a party as shall be specified by like notice):

          if to Haft to:

          3000 K Street, N.W.
          Suite 105
          Washington, D.C. 20007-5116

          if to SVU or Supermarket, to:

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          11840 Valley View Road
          Eden Prairie, MN 55440
          Attn: General Counsel



          with a copy to:

          Elliott Stein, Esq.
          Wachtell, Lipton, Rosen, and Katz
          51 West 52nd Street
          New York, NY 10019

          if to Cabot Noble, to:

          3000 K Street, N.W.
          Suite 105
          Washington, D.C. 20007-5116
          Attn: Robert Haft, Chairman of the Board

          with a copy to:

          Morris F. DeFeo, Jr., Esq.
          Swidler & Berlin, Chartered
          3000 K Street, N.W.
          Washington, D.C. 20007-5116

     (c) Interpretation. When reference is made in this Agreement to Exhibits or Sections, such reference shall be to an Exhibit to or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     (e) Entire Agreement. This Agreement (including the documents and instruments referred to herein), constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings,

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

          both written and oral, among the parties with respect to the subject matter hereof.

     (f) Severability; Savings. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; provided, that if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, whether by operation of law or otherwise, without the express prior written consent of each of the other parties hereto, except as expressly contemplated by Section 3(b) hereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs, legal representatives and permitted assigns.

     (i) Remedies. Notwithstanding any other provision of this Agreement, no party hereto shall have any liability for monetary damages with respect to this Agreement. The parties agree that, in the event of a breach by a party of any of its obligations hereunder, the only remedy available to the nonbreaching party or parties shall be specific performance or injunctive relief.

     (j) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (k) Defined Terms. All capitalized terms used herein and not defined herein shall have the meaning set forth in the Reorganization Agreement.

              [The remainder of this page is intentionally blank]

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

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                       SUPERVALU INC.

                                       BY: /s/ JEFFREY GIRARD
                                           --------------------------
                                             NAME:  JEFFREY GIRARD
                                             TITLE: EXECUTIVE
                                                    VICE PRESIDENT


                                       SUPERMARKET OPERATORS OF AMERICA, INC.

                                       BY: /s/ JEFFREY GIRARD
                                           ------------------
                                             NAME:  JEFFREY GIRARD
                                             TITLE: PRESIDENT


                                       CABOT NOBLE, INC.

                                       BY: /s/ ROBERT M. HAFT
                                           ------------------
                                             NAME:  ROBERT M. HAFT
                                             TITLE: CHAIRMAN OF THE BOARD AND
                                                    CHIEF EXECUTIVE OFFICER





                                           /s/ ROBERT M. HAFT
                                           --------------------------
                                             ROBERT M. HAFT

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